QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.1

STOCK PURCHASE AGREEMENT

        This Stock Purchase Agreement (the "Agreement") is made as of May 8, 2006 by and among Gartner, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), Silver Lake Partners, L.P., a Delaware limited partnership, Silver Lake Investors, L.P., a Delaware limited partnership, and Silver Lake Technology Investors, L.L.C., a Delaware limited liability company (collectively, "Silver Lake").

RECITALS

        A.    WHEREAS, as of the date hereof, Silver Lake owns of record 37,740,128 shares of common stock, par value $0.0005 per share, of the Company (the "Common Stock"), which constitutes approximately 33.1% of the issued and outstanding shares of Common Stock of the Company;

        B.    WHEREAS, pursuant to Section 4.2 of that certain Amended and Restated Securityholders Agreement, dated July 12, 2002, among the Company, Silver Lake Partners, L.P. and certain additional signatories thereto (the "Securityholders Agreement"), Silver Lake has requested that the Company prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act"), of certain shares of Common Stock held by Silver Lake;

        C.    WHEREAS, the Company, Silver Lake and Goldman, Sachs & Co., as representative of the several underwriters, intend to enter into an agreement pursuant to which Silver Lake will sell an aggregate of 9,500,000 shares of Common Stock (such number of shares, the "Firm Shares") and, at the election of the underwriters set forth on Schedule I thereto (the "Underwriters"), up to 1,425,000 additional shares of Common Stock (the "Optional Shares," and together with the Firm Shares, the "Underwritten Shares"), to the Underwriters (the "Underwriting Agreement");

        D.    WHEREAS, in addition to the Underwritten Shares to be sold to the Underwriters pursuant to the Underwriting Agreement, Silver Lake desires and voluntarily agrees to sell certain shares of Common Stock held by Silver Lake to the Company, and the Company desires to purchase such shares from Silver Lake;

        E.    WHEREAS, Silver Lake is entitled to certain contractual consent rights (in addition to any vote or consent of the board of directors or the stockholders of the Company required by law or the Company's certificate of incorporation) pursuant to the terms of the Securityholders Agreement; and

        F.     WHEREAS, the Company and Silver Lake desire to make certain covenants and agreements with one another pursuant to this Agreement.

        NOW THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

        1.    Purchase and Sale of the Shares; the Closing.

        1.1    Purchase and Sale of Common Stock.    Subject to the consummation of the sale of the Firm Shares to the Underwriters pursuant to and in accordance with the Underwriting Agreement, and the other terms and conditions of this Agreement, and on the basis of the representations, warranties and covenants set forth herein, Silver Lake agrees to sell to the Company, and the Company agrees to purchase from Silver Lake, 1,000,000 shares of Common Stock (the "Shares"). The allocation of the Shares to be sold by each Silver Lake entity at the Closing shall be pro rata based on the number of shares of Common Stock held of record by each of Silver Lake Partners, L.P., Silver Lake Investors, L.P., and Silver Lake Technology Investors, L.L.C., rounded to the nearest whole share, or in such other proportion as Silver Lake may determine; provided Silver Lake notifies the Company of such allocation at least one business day prior to the Closing.

        1.2    Purchase Price.    The "Per Share Purchase Price" for the Shares shall be equal to the price per share at which the Underwriters purchase the Firm Shares from Silver Lake pursuant to the terms of the Underwriting Agreement. The "Purchase Price" shall equal the Per Share Purchase Price specified in this Section 1.2 multiplied by the number of Shares purchased by the Company from Silver Lake pursuant to Section 1.1 of this Agreement.

        1.3    The Closing.    Subject to the terms and conditions hereof, the purchase and sale of the Shares contemplated by this Agreement (the "Closing") will take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 1301 Avenue of the Americas, 40th Floor, New York, New York 10019 at 10:00 a.m. New York City time, on the third business day following the expiration of any prohibitions or restrictions on the Company's ability to purchase shares of its Common Stock pursuant to Regulation M, as promulgated by the SEC, 17 CFR § 242.100, et. seq., as may be amended from time to time, or such other day or location as the parties may mutually agree. At the Closing, (i) Silver Lake will deliver to the Company certificates representing the Shares to be purchased by the Company duly endorsed or accompanied by stock powers duly executed in blank and otherwise in form acceptable for transfer on the books of the Company (or shall deliver the Shares in such other manner as is reasonably agreed), and (ii) the Company shall deliver the Purchase Price to Silver Lake by wire transfer of immediately available funds to one or more accounts specified by Silver Lake at least one business day prior to the Closing.

        2.    Representations and Warranties of Silver Lake.    In order to induce the Company to enter into this Agreement, Silver Lake hereby represents and warrants to the Company as follows:

        2.1    Ownership of Shares.    Silver Lake owns of record the number of issued and outstanding shares of Common Stock set forth in the recitals to this Agreement. The Shares to be sold to the Company by Silver Lake when delivered to the Company shall be free and clear of any liens, claims or encumbrances, including rights of first refusal and similar claims except for restrictions of applicable state and federal securities laws. There are no restrictions on the transfer of such Shares imposed by any shareholder or similar agreement or any law, regulation or order, other than applicable state and federal securities laws.

        2.2    Authorization.    Silver Lake has full right, power and authority to execute, deliver and perform this Agreement and to sell, assign and deliver the Shares to be sold by it to the Company. This Agreement is the legal, valid and, assuming due execution and delivery by the other parties hereto, binding obligation of Silver Lake, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) principles of public policy, (ii) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally, and (iii) rules of law governing the availability of equitable remedies.

        2.3    No Violation; No Consent.    The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Silver Lake (i) will not constitute a breach or violation of or default under any judgment, decree or order or any agreement or instrument of Silver Lake or to which Silver Lake is subject, (ii) will not result in the creation or imposition of any lien upon the Shares to be sold by Silver Lake, and (iii) will not require the consent of or notice to any governmental entity or any party to any contract, agreement or arrangement with Silver Lake.

        2.4    Brokerage.    There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Silver Lake.

        3.    Representations and Warranties of the Company.    In order to induce Silver Lake to enter into this Agreement, the Company hereby represents and warrants as follows:

        3.1    Organization and Corporate Power; Authorization.    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite power and authority to execute, deliver and perform this Agreement and to acquire the Shares. As of the Closing, the Company will have sufficient capital to purchase the Shares hereunder in compliance with Section 160 of the Delaware General Corporation Law. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby have been approved by a majority of the disinterested directors on the Board of Directors of the Company, having been advised by counsel, and have been otherwise duly authorized by all requisite action on the part of the Company. This Agreement and any other agreements, instruments, or documents entered into by the Company pursuant to this Agreement have been duly executed and delivered by the Company and are the legal, valid and, assuming due execution by the other parties hereto, binding obligations of the Company, enforceable against the Company in accordance with its terms except to the extent that the enforceability thereof may be limited by (i) principles of public policy, (ii) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally, and (iii) rules of law governing the availability of equitable remedies.

        3.2    No Violation; No Consent.    The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company (i) will not constitute a breach or violation of or default under any judgment, decree or order or any agreement or instrument of the Company or to which the Company is subject, and (ii) will not require the consent of or notice to any governmental entity or any party to any contract, agreement or arrangement with the Company, other than the consent of Silver Lake provided in Section 8 hereof.

        3.3    Brokerage.    There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company.

        4.    Conditions to the Company's Obligations.    The obligations of the Company under Article 1 to purchase the Shares at the Closing from Silver Lake are subject to the fulfillment as of the Closing of each of the following conditions unless waived by the Company in accordance with Section 9.12:

        4.1    Representations and Warranties.    The representations and warranties of Silver Lake contained in Article 2 shall be true and correct on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

        4.2    Performance.    Silver Lake shall have performed and complied in all material respects with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the date of the Closing.

        4.3    Sale of Firm Shares.    The sale of the Firm Shares by Silver Lake to the Underwriters shall have closed in accordance with the terms of the Underwriting Agreement.

        4.4    Expiration of Regulation M Restrictions.    Any prohibitions or restrictions on the Company's ability to purchase shares of its Common Stock pursuant to Regulation M, as promulgated by the SEC, 17 CFR § 242.100? et. seq., as may be amended from time to time shall have expired.

        4.5    Further Assurances.    No governmental authority shall have advised or notified the Company that the consummation of the transactions contemplated hereunder would constitute a material violation of any applicable laws or regulations, which notification or advice shall not have been withdrawn after the exhaustion of the Company's good faith efforts to cause such withdrawal.

        5.    Conditions to Silver Lake's Obligations.    The obligations of Silver Lake under Article 1 to sell the Shares at the Closing are subject to the fulfillment as of the Closing of each of the following conditions unless waived by Silver Lake in accordance with Section 9.12:

        5.1    Representations and Warranties.    The representations and warranties of the Company contained in Article 3 shall be true and correct as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

        5.2    Performance.    The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the date of the Closing.

        5.3    Sale of Firm Shares.    The sale of the Firm Shares by Silver Lake to the Underwriters shall have closed in accordance with the terms of the Underwriting Agreement.

        5.4    Expiration of Regulation M Restrictions.    Any prohibitions or restrictions on the Company's ability to purchase shares of its Common Stock pursuant to Regulation M, as promulgated by the SEC, 17 CFR § 242.100, et. seq., as may be amended from time to time shall have expired.

        5.5    Further Assurances.    No governmental authority shall have advised or notified Silver Lake that the consummation of the transactions contemplated hereunder would constitute a material violation of any applicable laws or regulations, which notification or advice shall not have been withdrawn after the exhaustion of Silver Lake's good faith efforts to cause such withdrawal.

        6.    Covenants.

        6.1    Closing Conditions.    Silver Lake and the Company shall use their commercially reasonable efforts to ensure that each of the conditions to Closing is satisfied.

        7.    Survival of Representations and Warranties; Limitation on Liability.    All representations and warranties hereunder shall survive the Closing. Notwithstanding the foregoing, in no event shall Silver Lake's liability for breach of the representations, warranties and covenants exceed the Purchase Price to be paid by the Company to Silver Lake.

        8.    Silver Lake Consent.    For purposes of Section 2.3 of the Securityholders Agreement and for all other purposes, Silver Lake hereby provides its consent with respect to the transactions contemplated by this Agreement.

        9.    Miscellaneous.

        9.1    Adjustments.    Wherever a particular number is specified herein, including, without limitation, number of shares or price per share, such number shall be adjusted to reflect any stock dividends, stock-splits, reverse stock-splits, combinations or other reclassifications of stock or any similar transactions and appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the Company and Silver Lake under this Agreement.

        9.2    Governing Law; Jurisdiction.    This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the State of New York. Each party hereto agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section 9.2 by the state and federal courts located in the State of New York and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of New York or any other jurisdiction.

        9.3    Successors and Assigns.    Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successor and assigns of the parties hereto.

        9.4    Entire Agreement; Amendment.    This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. Neither this Agreement nor any provision hereof may be amended, changed or waived other than by a written instrument signed by the party against who enforcement of any such amendment, change or waiver is sought.

        9.5    Cooperation.    The Company and Silver Lake shall, from and after the date hereof, cooperate in a reasonable manner to effect the purposes of this Agreement.

        9.6    Termination.    The Company or Silver Lake may terminate this Agreement if (i) the Company, Silver Lake, Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Lehman Brothers Inc., as representatives of the several underwriters, have not entered into the Underwriting Agreement by June 30, 2006, or (ii) the Underwriting Agreement (other than the provisions that survive termination) shall terminate or be terminated prior to payment for and delivery of the Firm Shares to be sold thereunder. Upon termination of this Agreement pursuant to this Section 9.6, none of the parties hereto shall have any liability hereunder except for breaches of such party's representations, warranties or covenants occurring prior to the date of such termination.

        9.7    Notices, etc.    All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, express delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed, to the party to be notified, at the respective addresses set forth below, or at such other address which may hereinafter be designated in writing:

    (a)
    If to Silver Lake, to:

      Silver Lake Partners, L.P.
      2725 Sand Hill Road, Suite 150
      Menlo Park, CA 94025
      Attention: Karen King
      Phone: 650-233-8158
      Fax: 650-233-8125

      with a copy to:

      Simpson Thacher & Bartlett LLP
      425 Lexington Avenue
      New York, NY 10017
      Attention: Richard Fenyes, Esq.
      Phone: 212-455-2812
      Fax: 212-455-2502

    (b)
    If to the Company, to:

      Gartner, Inc.
      P.O. Box 10212
      56 Top Gallant Road
      Stamford, CT 06902-7747
      Attention: General Counsel
      Phone: 203-316-6311
      Fax: 203-316-6245

      with a copy to:

      Wilson Sonsini Goodrich & Rosati
      1301 Avenue of the Americas, 40th Floor
      New York, NY 10019-6022
      Attention: Robert D. Sanchez, Esq.
      Fax No. 212-999-5899

        9.8    Severability.    If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        9.9    Titles and Subtitles.    The titles of the Articles and Sections of this Agreement are for convenience of reference only and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions.

        9.10    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        9.11    Delays or Omissions.    It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.

        9.12    Consents.    Any permission, consent, or approval of any kind or character under this Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.

        9.13    SPECIFIC PERFORMANCE.    THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH ITS SPECIFIC INTENT OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS, WITHOUT BOND, TO PREVENT OR CURE BREACHES OF THE PROVISIONS OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED BY LAW OR EQUITY, AND ANY PARTY SUED FOR BREACH OF THIS AGREEMENT EXPRESSLY WAIVES ANY DEFENSE THAT A REMEDY IN DAMAGES WOULD BE ADEQUATE.

        9.14    Payment of Fees and Expenses.    Each party shall be responsible for paying its own fees, costs and expenses in connection with this Agreement and the transactions herein contemplated.

        9.15    Construction of Agreement.    No provision of this Agreement shall be construed against either party as the drafter thereof.

        9.16    Section References.    Unless otherwise stated, any reference contained herein to a Section or subsection refers to the provisions of this Agreement.

        9.17    Variations of Pronouns.    All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require.

        IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

GARTNER, INC.
By:	/s/ CHRISTOPHER LAFOND
	Name:	Christopher Lafond
	Title:	Executive Vice President and Chief Financial Officer
SILVER LAKE
SILVER LAKE PARTNERS, L.P.
By:	Silver Lake Technology Associates, L.L.C., its General Partner
By:	/s/ MICHAEL BINGLE
	Name:	Michael Bingle
	Title:	Managing Director
SILVER LAKE INVESTORS, L.P.
By:	Silver Lake Technology Associates, L.L.C., its General Partner
By:	/s/ MICHAEL BINGLE
	Name:	Michael Bingle
	Title:	Managing Director
SILVER LAKE TECHNOLOGY INVESTORS, L.L.C.
By:	Silver Lake Technology Management, L.L.C., its Manager
By:	/s/ MICHAEL BINGLE
	Name:	Michael Bingle
	Title:	Managing Director

[Signature Page to Stock Purchase Agreement]

QuickLinks

STOCK PURCHASE AGREEMENT